                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                       [AMENDMENT NO. ............................]


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

    Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

         / / SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR
             SECTION 240.14A-12

      DOVER CORPORATION
______________________________________________________________________________
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
______________________________________________________________________________
            (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

    /X/ No Fee Required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

______________________________________________________________________

2) Aggregate number of securities to which transaction applies:

______________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________

4) Proposed maximum aggregate value of transaction:

______________________________________________________________________

5) Total fee paid:

______________________________________________________________________

    / / Fee paid previously with preliminary materials:

             / / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY
            EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

    1) Amount Previously Paid:_______________________________________________

    2) Form, Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

4) Date Filed:___________________________________________________________

                            [DOVER CORPORATION LOGO]

                         ------------------------------

                    Notice Of Annual Meeting Of Stockholders
                         ------------------------------

                                                                  March 17, 2000

TO THE STOCKHOLDERS:

     Please take notice that the Annual Meeting of Stockholders of DOVER CORPORATION will be held at the Lobby Conference Room, Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19801, on April 25, 2000, at 10:00 A.M., for the following purposes:

     1. To elect nine directors;

     2. To re-approve the performance goals for the Company's 1995 Cash Performance Program;

     3. To transact such other business as may properly come before the meeting.

     Only holders of record of the outstanding common stock at the close of business on February 29, 2000 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                    By authority of the Board of Directors,

                                                    ROBERT G. KUHBACH
                                                                       Secretary

     THIS YEAR DOVER IS PLEASED TO OFFER ITS SHAREHOLDERS THE CHOICE OF VOTING THEIR SHARES BY RETURNING THE ENCLOSED PROXY BY MAIL OR VIA A TOLL-FREE TELEPHONE NUMBER. INSTRUCTIONS FOR VOTING BY THESE TWO ALTERNATIVES ARE PRINTED ON THE ENCLOSED PROXY CARD.

                               DOVER CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This statement is furnished to the stockholders of Dover Corporation (hereinafter called the "Company" or "Dover"), whose principal executive offices are at 280 Park Avenue, New York, NY 10017, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 25, 2000 or any adjournments thereof, for the purposes set forth in the notice of meeting. Dover will pay the reasonable and actual costs of soliciting proxies, but no amount will be paid to any officer or employee of Dover or its subsidiaries as compensation for soliciting proxies. In addition to solicitation by mail, Dover has retained Morrow & Co. to solicit brokerage houses and other custodians, nominees or fiduciaries and to send proxies and proxy material to the beneficial owners of such shares, at a cost not to exceed $12,000. This statement and the proxy form are being first sent to the stockholders on or about March 17, 2000.

     As of the close of business on February 29, 2000, the record date for determining stockholders eligible to vote at the Meeting, Dover had outstanding 202,911,837 shares of common stock. Each share of common stock is entitled to one vote on all matters.

     DOVER WILL PROVIDE TO EACH PERSON SOLICITED HEREIN, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF DOVER'S 1999 ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ALL WITHOUT CHARGE (EXCEPT THAT THE COMPANY MAY CHARGE FOR ANY EXHIBIT). A REQUEST FOR THE FORM 10-K SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT DOVER'S OFFICE, 280 PARK AVENUE, NEW YORK, NY 10017.

     The shares covered by each proxy will be voted for the election of the nine nominees for director or their substitutes as indicated below unless directed otherwise in the proxy in which case the shares will be voted as directed. The proxy also grants discretionary authority to the persons named as proxies in connection with other matters that may properly come before the Meeting to the full extent allowed by the rules under the Securities Exchange Act of 1934, as amended.

     Abstentions and broker non-votes will be included in determining whether a quorum exists at the Meeting. Approval of each matter specified in the notice of meeting requires the affirmative vote of a majority, or, in the case of the election of directors, a plurality, of shares of common stock present in person or by proxy at the Meeting and entitled to vote thereon. Stockholders may not cumulate their votes. In determining whether a proposal specified in the notice of meeting has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal, except with respect to the election of directors where abstentions and broker non-votes will result in the respective nominees receiving fewer votes but will have no effect on the outcome of the vote.

     A person giving a proxy by mail or by telephone may revoke it at any time before it is exercised by written notice to the Secretary of Dover at the address referred to above or by attending the Meeting and requesting in writing the cancellation of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is the ownership, as of February 29, 2000 (except as otherwise stated), of the number of shares and percentage of Company common stock beneficially owned by: (i) each Director and nominee for Director, (ii) each executive officer listed in the compensation table, (iii) all Directors, nominees and executive officers of Dover as a group and (iv) all persons or entities beneficially owning more than 5% of the outstanding Company common stock; each such entity reported beneficial ownership only of the shares held in accounts for which it was investment manager or investment advisor and disclaimed being part of a group for all purposes other than Securities and Exchange Commission reporting purposes.

                                                         NUMBER OF SHARES(1)    PERCENTAGE
                                                         -------------------    ----------
David H. Benson........................................          10,800(2)           *
Lewis E. Burns.........................................         465,560              *
Jean-Pierre M. Ergas...................................          26,800              *
Roderick J. Fleming....................................           8,800              *
Kristiane C. Graham....................................       1,704,332(3)           *
Rudolf J. Herrmann.....................................         165,862              *
James L. Koley.........................................          28,600(4)           *
Richard K. Lochridge...................................           4,050              *
John F. McNiff.........................................         414,821(5)           *
John E. Pomeroy........................................         294,179              *
Thomas L. Reece........................................         676,598(6)           *
Gary L. Roubos.........................................         481,611(7)           *
Michael B. Stubbs......................................         323,338(8)           *
Jerry W. Yochum........................................         151,985              *
Directors and Executive Officers as a Group............       5,149,818            2.5%
Capital Group International, Inc.......................      13,980,790(9)         6.9%
  1110 Santa Monica Boulevard
  Los Angeles, CA 90025

---------------
*  Less than one percent.

(1) Includes shares which are (a) owned by officers in the Company's Retirement Savings Plan, totaling 152,927 shares, as of December 31, 1999 and (b) subject to options exercisable within 60 days for the following person(s):
    Mr. Burns, 189,286 shares; Mr. Herrmann, 118,376 shares; Mr. Pomeroy, 187,076 shares; Mr. Reece, 368,112 shares; Mr. Roubos, 21,610 shares; Mr. Yochum, 117,492 shares; and all directors and officers as a group, 1,404,468 shares.

(2) Includes 1,000 shares held by his spouse.

(3) Includes 1,287,968 shares held by a charitable foundation of which Ms. Graham is a director, 550 shares owned by her spouse as to all of which shares she disclaims beneficial ownership, and 92,208 shares held by trusts of which she is co-trustee. Excludes 304,960 shares held by a corporation of which Ms. Graham is a director.

(4) Includes 1,000 shares held by his spouse, 1,200 shares held in various retirement trusts for Mr. Koley and his spouse, and 4,000 shares held by a retirement plan as to which Mr. Koley is a co-trustee and beneficiary.

(5) Includes 10,000 shares held by his spouse and 1,200 shares held as custodian for his minor child.

(6) Includes 75,410 shares held by his spouse.

(7) Includes 125,848 shares held by his spouse and 63,497 shares held by a limited liability company as to which he disclaims any beneficial interest.

(8) Includes 500 shares held by his spouse as to which Mr. Stubbs disclaims beneficial ownership, 17,500 shares held by a family trust, and 183,132 shares held by trusts of which Mr. Stubbs is a co-trustee and various members of his immediate family are beneficiaries. Excludes 2,378,228 shares held by trusts of which Mr. Stubbs or members of his immediate family are beneficiaries.

(9) Capital Group International Inc. is the parent holding company of Capital Guardian Trust Company, Capital International Limited, Capital International SA and Capital International Research and Management, Inc., each of which beneficially owns some of these shares of Dover common stock as investment manager or investment advisor to its various clients.

                            1. ELECTION OF DIRECTORS

     The persons named as proxies will vote the shares covered by a proxy for the election as directors of the nine nominees listed below unless directed otherwise in the proxy, in which case the shares will be voted as directed. If any such nominee for election is not for any reason a candidate for election at the Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee or nominees as may be designated by the Board of Directors and for the others named below. All the nominees are presently directors. Each director elected at the Meeting will serve until the election and qualification of his or her successor.

     Directors will be elected by a plurality of the votes cast. Votes may be cast only for the nominees listed below. The accompanying proxy will be voted for the nominees in the absence of instructions to the contrary.

                                                                                           YEAR FIRST
                                          BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
           NAME AND AGE                 POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS       DIRECTOR
           ------------                 ---------------------------------------------      ----------
David H. Benson...................  Chairman, Charter European Trust Plc. (financial        1995
     62                             management); formally Vice Chairman of The Kleinwort
                                    Benson Group, Plc.; Director of The Rouse Company
                                    (real estate development); Director of B. G. Plc.
                                    (British gas company) and Chairman of The Charities
                                    Official Investment Fund; Director of Daniel Thwaites
                                    Plc. (beverage manufacturer).

Jean-Pierre M. Ergas..............  Chairman and Chief Executive Officer, BWAY              1994
                                    Corporation
     60                             (since January 2000; steel manufacturer); Executive
                                    Vice President, Europe, Alcan Aluminum, Ltd.
                                    (aluminum manufacturer); previously Chairman and
                                    Chief Executive Officer of American National Can
                                    Company (beverage can manufacturer); Director of ABC
                                    Rail Products Corporation (rail equipment
                                    manufacturer) and Brockway Standard Holdings
                                    Corporation (container manufacturer).

Roderick J. Fleming...............  Deputy Chairman, Robert Fleming Holdings Ltd.           1995
                                    (financial
     46                             management); Director of Ian Fleming (Glidrose)
                                    Publications, Ltd.; Aurora Exploration and
                                    Development Corporation Ltd. (from 1992 through
                                    November 1999; natural resources); Updown Investment
                                    Company Ltd. (from 1994 through 1999; financial
                                    management) and West Rand Consolidated Mines Limited
                                    (from 1994 through November 1999; natural resources).

                                                                                           YEAR FIRST
                                          BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
           NAME AND AGE                 POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS       DIRECTOR
           ------------                 ---------------------------------------------      ----------
Kristiane C. Graham...............  Private Investor.                                       1999
     42

James L. Koley....................  Chairman, Koley, Jessen, Daubman & Rupiper, P.C. (law   1989
     69                             firm); Chairman of the Board of Directors of Arts-Way
                                    Manufacturing Co., Inc. (agricultural manufacturing).

Richard K. Lochridge..............  President, Lochridge & Company, Inc. (management        1999
     50                             consulting firm); Director of Hannaford Brothers Co.
                                    (food retailers), The Lowe's Company, Inc. (home
                                    improvement), PETsMART (pet supplies), John H.
                                    Harland Company (financial marketing services) and
                                    Dynatech Corporation (from 1994 to 1996;
                                    communications technology).

Thomas L. Reece...................  Chairman of the Board (since May 1999), President and   1993
                                    Chief
     57                             Executive Officer (since May 1994) of Dover.

Gary L. Roubos....................  Chairman of the Board of Dover (through May 1999);      1976
     63                             previously Chief Executive Officer (through May
                                    1994); Director of Bell & Howell Company (information
                                    management) and Omnicom Group, Inc. (advertising).

Michael B. Stubbs.................  Private Investor; Director of Moore-Handley, Inc.       1999
                                    (wholesale
     51                             hardware distributor), Lyons, Stubbs & Tompkins, Inc.
                                    (through 1996; investment advisors) and Chairman of
                                    S&P Cellular Holdings, Inc., and its subsidiary
                                    Petroleum Communications, Inc. (through 1995;
                                    communications technology).

     During 1999, the Board of Directors held four meetings. The Board has three standing committees, namely an Audit Committee, a Compensation Committee and an Executive Committee. All directors were present at these meetings except for Roderick Fleming who attended two of the Board of Directors meetings and neither of the Audit Committee meetings.

     The Audit Committee is composed of four directors who are not employees of the Company. The functions of the Audit Committee consist of recommending annually to the Board of Directors the appointment of the independent auditors; reviewing with management and such auditors the audit plan and results of the auditing engagement; and reviewing management's program for ensuring the adequacy of Dover's system of internal accounting controls. In 1999, the Audit Committee held two meetings. The members of the Audit Committee are James L. Koley (Chairman), David H. Benson, Roderick J. Fleming and Gary L. Roubos.

     The Compensation Committee is composed of three directors who are not employees of the Company. The Compensation Committee approves compensation for executive officers, grants, awards and payouts under the stock option plan and performance program and compensation plan changes. In 1999, the Compensation Committee held two meetings. The members of the Compensation Committee are Richard K. Lochridge (Chairman), Jean-Pierre M. Ergas and Kristiane C. Graham. Magalen O. Bryant had served as a member of the committee until her retirement from the Board as of the annual meeting in April of 1999.

     The Executive Committee is composed of five directors. The Executive Committee is generally empowered to act unanimously on behalf of the Board and meets or otherwise takes action on an as needed basis between the regularly scheduled quarterly Board meetings. The Executive Committee held one meeting during 1999. The members of the Executive Committee are Gary L. Roubos (Chairman), Jean-Pierre M. Ergas, James L. Koley, John F. McNiff and Thomas L. Reece. Mr. McNiff is retiring from the Board as of the Annual Meeting in April 2000.

                            DIRECTORS' COMPENSATION

     Management directors receive no compensation for services as a director or as a member of any Committee. Under the Dover 1996 Non-Employee Directors' Stock Compensation Plan (the "Directors' Plan"), non-employee directors are granted 2,000 shares of the Company's common stock per year as their primary compensation for serving as directors. If any director serves for less than a full calendar year, the number of shares to be granted to that director for the year will be adjusted pro rata, based on the number of days he or she served as a Director during such year. For 1999, each non-employee director received 2,000 shares except Kristiane C. Graham, Richard K. Lochridge and Michael B. Stubbs who received 1,500 shares, 1,500 shares, and 1,000 shares, respectively. Each non-employee director received a fee of $2,000 for serving on any of the Board Committees and also received $1,500 for each Board or Committee meeting attended.

     Each non-employee director may chose to serve as a director of one of the Company's four independent subsidiary Boards, in which case he or she receives $1,500 for each subsidiary company board meeting attended. During 1999, David H. Benson, Kristiane C. Graham, James L. Koley and Michael B. Stubbs received $3,000, $4,500, $4,500 and $1,500, respectively, for serving on such subsidiary Boards.

     James L. Koley is Chairman of Koley, Jessen, Daubman & Rupiper, P.C., a Nebraska law firm which from time to time performs legal services on behalf of Dover.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below shows all remuneration paid by Dover and its subsidiaries to the Chief Executive Officer and the four other most highly paid executive officers for services in all capacities for each of the three calendar years ended December 31, 1999.

                                                  ANNUAL                     LONG-TERM
                                             COMPENSATION(1)               COMPENSATION
                                       ----------------------------   -----------------------
                                                                        AWARDS      PAYOUTS
                                                                      ----------   ----------
                                                                      SECURITIES   LONG-TERM
                                                                      UNDERLYING   INCENTIVE          ALL
              NAME AND                                                 OPTIONS        PLAN           OTHER
         PRINCIPAL POSITION            YEAR    SALARY      BONUS      (#)(2)(3)    PAYOUTS(4)   COMPENSATION(5)
         ------------------            ----   --------   ----------   ----------   ----------   ---------------
Thomas L. Reece......................  1999   $850,000   $1,100,000     85,280     $  427,442      $  8,000
  Chairman, President and Chief        1998    825,000      850,000    235,131      1,207,380         6,000
  Executive Officer of Dover           1997    800,000      875,000     79,973      1,481,588         7,392
Lewis E. Burns.......................  1999    510,000      410,000     22,265        875,770         8,000
  Vice President of Dover;             1998    495,000      375,000     25,822      1,035,868         4,000
  Director and President of Dover      1997    485,000      340,000     21,579      1,203,888         3,800
  Industries, Inc.
Rudolf J. Herrmann...................  1999    480,000      310,000     18,786        191,536         7,000
  Vice President of Dover;             1998    465,000      325,000     23,488        644,009         7,000
  Director and President of Dover      1997    450,000      305,000     19,899        604,489         7,392
  Resources, Inc.
John E. Pomeroy......................  1999    520,000      440,000     23,540        546,805       102,250
  Vice President of Dover;             1998    505,000      330,000     24,801        454,979        91,600
  Director and President of Dover      1997    490,000      370,000     22,613      1,875,911        85,203
  Technologies, Inc.
Jerry W. Yochum......................  1999    490,000      390,000     21,453        667,984        13,570
  Vice President of Dover;             1998    465,000      340,000     24,217        712,484        13,570
  Director and President               1997    450,000      300,000     19,770        919,213        12,962
  of Dover Diversified, Inc.

---------------
(1) The bonus amount is determined as described in the Compensation Committee Report on page 10 of this proxy statement. Cash bonuses for the calendar years shown have been listed for the year earned, and were generally paid in February of the following calendar year. Perquisites and other personal benefits paid to each officer in each instance aggregated less than $50,000 or 10% of total salary plus bonus, and accordingly are omitted from the table.

(2) Awards are shown for services performed in the calendar year indicated but were granted in February of the following year.

(3) Mr. Reece's award for calendar year 1998 includes 144,839 option shares granted as a special, one-time bonus to reflect Mr. Reece's contribution to the successful sale of Dover's elevator operations, which closed on January 5, 1999.

(4) The payout amount is determined as described under Long-Term Incentive Plan Awards for Calendar Year 2000 on page 8. Amounts shown represent payouts for the three-year performance period ended with the year shown.

(5) Represents Company contributions to the Dover Retirement Savings Plan, Company payments to other defined contribution plans and Company paid life insurance premiums on split dollar term life insurance. For 1999, these amounts are detailed as follows:

                                                DOVER       OTHER DEFINED
                                              RETIREMENT    CONTRIBUTION    INSURANCE
                   NAME                      SAVINGS PLAN       PLANS       PREMIUMS     TOTAL
                   ----                      ------------   -------------   ---------   --------
T. L. Reece................................    $ 8,000         $    --       $   --     $  8,000
L. E. Burns................................      8,000              --           --        8,000
R. J. Herrmann.............................      7,000              --           --        7,000
J. E. Pomeroy..............................     20,000*         82,250           --      102,250
J. W. Yochum...............................      8,000              --        5,570       13,570

---------------
     * Includes $16,000 contributed to Dover Technologies International, Inc.'s ("DTI") profit sharing plan for Mr. Pomeroy's account. The DTI profit sharing plan was merged into the Dover Retirement Savings Plan in April 1999.

                               INCENTIVE PROGRAMS

     The Company has an Incentive Stock Option Plan and Cash Performance Program (the "Performance Plan"), adopted in 1995 (replacing a similar plan which expired in January 1995), which provides for stock options coordinated with cash performance awards. At the time of grant, allocations are made such that of each combined award, greater emphasis is given to cash performance awards at the operating level, and greater emphasis is given to stock options at the corporate level. Information on current grants and cash performance awards is given below. For payouts on prior awards under this program see the Summary Compensation Table on page 6.

                      OPTION GRANTS IN LAST CALENDAR YEAR

                           NUMBER OF      % OF TOTAL
                          SECURITIES        OPTIONS
                          UNDERLYING      GRANTED TO     EXERCISE                      GRANT DATE
                            OPTIONS      EMPLOYEES IN      PRICE                         PRESENT
         NAME            GRANTED(#)(1)   CALENDAR YEAR   ($/SHARE)   EXPIRATION DATE   VALUE($)(2)
         ----            -------------   -------------   ---------   ----------------  -----------
Thomas L. Reece........     235,131           18            $31      February 4, 2009  $2,083,261
Lewis E. Burns.........      25,822            2             31      February 4, 2009     228,783
Rudolf J. Herrmann.....      23,488            2             31      February 4, 2009     208,104
John E. Pomeroy........      24,801            2             31      February 4, 2009     219,737
Jerry W. Yochum........      24,217            2             31      February 4, 2009     214,563

---------------
(1) All options shown were granted in 1999 for services performed in 1998 and correspond to the awards shown in the Summary Compensation Table for 1998. The options become exercisable on February 4, 2002. The awards made in February 2000 with respect to services performed in 1999 are shown in the Summary Compensation Table for 1999 on page 6.

(2) The grant date present values were determined using the Black-Scholes option pricing model applied as of the grant date. The assumptions used in applying this model were: expected life of 6 years; expected dividend yield of 1.15%; average stock price volatility of 22.20% and a risk-free interest rate of 4.97%, which represents the approximate yield of a zero coupon Treasury Bond on the date of grant with a maturity date similar to the assumed exercise period. This resulted in a discounted per share value of $8.86 (28.58% of the option price). The valuation model was not adjusted for risk of forfeiture or any vesting or transferability restrictions of the options, all of which would reduce the value of the options if factored into the calculation. The Black-Scholes model generates a theoretical value based on the assumptions stated above and this value is not intended to be used for predicting the future prices of the Company's common stock nor is there any assurance that the theoretical value or any other value will be achieved. The actual value of the options will depend on the future performance of the Company's common stock, the overall market conditions and the executive officer's continued service with the Company. The value ultimately realized by the executive officer will depend on the amount by which the market price of the Company's common stock on the date of exercise exceeds the exercise price.

  AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING              VALUE(1) OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              SHARES                            YEAR END(#)                   YEAR END($)
                            ACQUIRED ON    VALUE(1)     ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Thomas L. Reece...........        --      $       --      258,206        425,010      $7,024,397     $6,373,721
Lewis E. Burns............    49,052       1,551,126      159,830         76,857       4,854,751      1,184,310
Rudolf J. Herrmann........        --              --       91,298         70,465       2,591,472      1,085,806
John E. Pomeroy...........        --              --      157,254         77,236       4,828,911      1,187,826
Jerry W. Yochum...........        --              --       90,598         70,881       2,543,332      1,091,042

---------------
(1) Calculated by determining the difference between the exercise price and the average of the high and low market price of Dover common stock (as reported on the New York Stock Exchange-Composite Transactions) for the exercise dates or December 31, 1999, as the case may be. The average of the high and low market price on December 31, 1999 was $45.125.

             LONG-TERM INCENTIVE PLAN AWARDS FOR CALENDAR YEAR 2000

                                                                    PERFORMANCE OR     ESTIMATED FUTURE
                                                                     OTHER PERIOD       PAYOUTS UNDER
                                                  FEBRUARY 2000    UNTIL MATURATION    NON-STOCK PRICE
                      NAME                            AWARD           OR PAYOUT         BASED PLANS(1)
                      ----                        -------------    ----------------    ----------------
Thomas L. Reece.................................    $411,070          2000-2002            $411,070
Lewis E. Burns..................................     427,680          2000-2002             427,680
Rudolf J. Herrmann..............................     360,855          2000-2002             360,855
John E. Pomeroy.................................     452,183          2000-2002             452,183
Jerry W. Yochum.................................     412,088          2000-2002             412,088

---------------
(1) The actual cash payout at the end of the three year performance measurement period will be equal to the award amount multiplied by a percentage which is derived from a performance matrix, or table, which uses two performance parameters: (1)(a) real (inflation adjusted) growth in earnings per share, or (b) real growth in operating earnings; and (2)(a) return on equity, or
    (b) return on investment (ROI). Parameters (1)(a) and (2)(a) apply to Mr. Reece and other corporate officers and parameters (1)(b) and (2)(b) apply to the other four listed officers and those participating officers at independent subsidiaries and operating companies.

     There is no payout if growth in earnings is not achieved; there is no payout if return on equity or ROI is less than 10 percent. Moreover, the earnings in the base year (the year preceding the award year) from which earnings growth is measured may not be less than an amount equal to 10 percent of equity or 10 percent of invested capital.

     There is a $2 million limit on the amount of any annual individual payout, and the aggregate payout at each appropriate business unit may not exceed an amount equal to 30% of the average annual nominal earnings increase over the three year performance period. The same plan is applied to three separate "Business Units" as follows: (a) the entire company for corporate officers, (b) the market segment subsidiaries for their respective officers, and (c) operating businesses for their respective officers.

     Given the foregoing, the range of payouts is large. For the past three years, the amounts shown in the Payout Column of the Summary Compensation Table represent percentage payouts from 133.50% to 702% of the award given three years prior to the year of the payout. Earned payouts may not exceed 1,562%. Given this range, it is difficult to forecast the required estimates called for by this column; the amounts shown above, payable in February 2003, represent payouts at the 100% level on the aforementioned matrix. This could be achieved with real average annual earnings growth of 7% and a ROI/Return on Equity of 13% over the three-year performance period, or various other similar combinations of growth and ROI. Actual payouts for the three-year performance period ended December 31, 1999 (shown on the Summary Compensation Table, page 6) were: Mr. Reece 127.3%, Mr. Burns 244.2%, Mr. Herrmann 58.1%, Mr. Pomeroy 150.6% and Mr. Yochum 204.0%.

                                RETIREMENT PLANS

     Dover has a number of defined benefit and defined contribution pension plans covering substantially all employees of the Company and its domestic and foreign subsidiaries. Dover also has unfunded supplemental executive retirement plans and other similar unfunded retirement programs ("SERPs") which provide supplemental retirement benefits for eligible employees including certain officers of Dover and its subsidiaries. These supplemental plans basically extend retirement benefits to cover compensation not covered by underlying qualified plans because of Federal statutory limitations. Pursuant to those plans, payments will be made at the appropriate time (e.g., retirement) to such officers and other plan participants.

     Benefits under various defined benefit plans and related SERPs are based generally upon (i) final average compensation, defined as the highest 60 months of compensation out of the last 120 months and (ii) the years of benefit service. The following table sets forth the aggregate estimated annual benefits payable upon normal retirement pursuant to the Company's Retirement Plans.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                             ----------------------------------------------------------
FINAL AVERAGE COMPENSATION      15         20          25           30           35
--------------------------      --         --          --           --           --
        $  600,000           $180,000   $240,000   $  300,000   $  360,000   $  360,000
           700,000            210,000    280,000      350,000      420,000      420,000
           800,000            240,000    320,000      400,000      480,000      480,000
           900,000            270,000    360,000      450,000      540,000      540,000
         1,000,000            300,000    400,000      500,000      600,000      600,000
         1,100,000            330,000    440,000      550,000      660,000      660,000
         1,200,000            360,000    480,000      600,000      720,000      720,000
         1,300,000            390,000    520,000      650,000      780,000      780,000
         1,400,000            420,000    560,000      700,000      840,000      840,000
         1,500,000            450,000    600,000      750,000      900,000      900,000
         1,600,000            480,000    640,000      800,000      960,000      960,000
         1,700,000            510,000    680,000      850,000    1,020,000    1,020,000
         1,800,000            540,000    720,000      900,000    1,080,000    1,080,000
         1,900,000            570,000    760,000      950,000    1,140,000    1,140,000
         2,000,000            600,000    800,000    1,000,000    1,200,000    1,200,000

     Compensation for plan purposes includes salary and annual bonus but excludes any payments or stock option awards under the Performance Plan. Generally, vesting of pension benefits occurs after completion of five years of employment subsequent to age 18. The table above shows the estimated annual benefit payable upon retirement on a straight life annuity basis to persons in the specified remuneration and years of service classifications. The years of covered employment for eligible persons named in the Summary Compensation Table are: Mr. Reece 34, Mr. Burns 40, Mr. Herrmann 11, and Mr. Yochum 17. All of these persons are vested. The benefit amounts listed in the table include the annuitized portion of the defined contribution accumulation attributable to Company contributions and one half of the social security benefits to which the covered employee may be entitled.

     In addition to participating in one of Dover's qualified defined contribution plans, Mr. Pomeroy also participates in the Supplemental Executive Retirement Program of Dover Technologies. This is a non-qualified account balance plan which, based on annual salary and bonus, credits to individuals the amounts which an employer could have contributed to the account of such individual under an existing qualified defined contribution plan but for current Federal statutory limitations, less amounts actually contributed to such qualified plans for such individual. For 1999, Mr. Pomeroy's account was credited with $57,163. Account balances are currently credited with interest at the rate of 10% per annum, compounded annually, so long as such individual remains an employee. Amounts credited are payable in a lump sum upon retirement.

                          CHANGE OF CONTROL PROVISIONS

     The Company has agreements with Mr. Reece and other officers including those shown on the Summary Compensation Table designed to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change of control of the Company. For purposes of these agreements, a "change of control" occurs generally when (a) a person becomes beneficial owner of 20% or more of the Company's common stock, (b) as a result of a business combination or tender offer, a majority of the Board of Directors changes, or
(c) the stockholders approve a merger or other business combination, as a result of which the Company ceases to be an independent public company. The agreements provide that if within eighteen months following a change of control of the Company the officer's employment is terminated either by the Company for other than "cause" or "disability" or by such officer for "good reason" (all as defined in the agreements), then such officer will receive a lump sum payment equal to three times the highest base salary and annual bonus (but not any award under the Performance Plan or any other compensation) received by such officer in any of the most recent five years. The severance amounts to be paid may be subject to reduction if the officer, at the time of termination, is within 36 months from his normal retirement age. In addition, upon termination, all cash performance awards outstanding will immediately vest and be paid to the officer and all stock options which have been held by the officer for more than six months will immediately vest and become exercisable. Also, in the event of a change of control, the present value of certain unfunded deferred compensation plans, including the Company's SERP plans, will be paid immediately to such officers in a lump sum.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation, and have an aggregate present value of more than three times the individual's annualized includable compensation for the base period, as defined in the Code. Although Dover payments would not be expected to reach this amount in most cases, if an individual became subject to the excise taxes, the Company would gross-up the individual's payments to make him or her whole.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent outside directors. The Committee approves annual compensation for the Company's executive officers, administers the Performance Plan and the Dover Corporation Executive Officer Annual Incentive Plan (the "Incentive Plan"), and approves changes in other compensation programs. From time to time, but not less than once every five years, the Committee reviews studies done by its independent compensation consultant as to the competitiveness of the Company's overall executive compensation program. This was last done in 1994, and to a limited extent in 1996, 1997 and 1998 (for purposes of the special one-time bonus award related to the sale of the elevator operations). The results of those reviews are reflected in this report.

A. EXECUTIVE COMPENSATION POLICY

     The Committee's basic overriding compensation principle is that compensation at the corporate level, the independent subsidiary level, and at the operating president level should be linked to Dover's total return to stockholders generally and should be competitive with other comparable companies. The Committee also believes that all compensation, i.e., annual, medium-term and long-term, should be closely aligned to the performance of the business over which the executive has the most control. This is done annually through salaries and bonuses, on a medium-term basis through three-year payout cash performance awards, and on a long-term basis through stock options. The relative "mix" of medium-term and long-term opportunity is adjusted in accordance with the breadth of the executive's responsibility across the organization, with increasingly larger percentages allocated to long-term reward potential through stock options in the case of those persons who are in positions to most materially affect the profitability and growth of the Company. In early 1999, the Performance Plan was amended to also allow the Committee to make restricted stock awards, with voting and dividend rights, that vest up to five years after grant. Restricted stock is generally not awarded except in connection with special or unusual circumstances. Cash performance awards and stock option grants are made on an annual basis. However, to provide incentives to management to increase stockholder value over the medium and long-term, payouts on cash performance awards, if earned, occur three years later based on achieving certain performance goals for the three-year period; restricted stock vests up to five years after grant; and options generally have 10-year terms and are not exercisable until three years after their grant. With respect to pensions and other similar benefit programs, the Committee has set a target at the median of comparable companies. All compensation paid to the executive officers for 1999 qualified for deductibility for federal income tax purposes under Section 162(m) of the Code.

     Annual Compensation: The Committee reviews the Company's performance annually. As indicated above, the compensation programs of the Company are highly leveraged on the basis of performance. In setting compensation, the Company reviews the performance of the Company as compared to the companies in the Total Compensation Management database (the "TCM database"). Prior to 1999, the Company measured its performance against other companies in the Management Compensation Services Project 777 database (the "Project 777 database"). However, in 1999, the Project 777 database was merged into the TCM database, thereby providing a much broader base of companies against which the Company now measures its performance. The Company has for years performed in the top quartile as measured by the Project 777 database, and continues to do so, as measured by the TCM database, which currently includes in excess of 40% of the manufacturing companies included in the Fortune 500 Listings. The TCM database includes a substantially larger number of companies than the peer index group referred to in connection with the Stock Performance Graph below. The average rank of a company in the TCM database, which determines that company's overall standing, is the average of the following nine separate measurements: return on equity for one year and five years; return on capital for one year and five years; return on sales for the current year; return on assets for one year and five years; and total capital return for one and five years. As a result of the 1994 compensation review mentioned above, the Committee determined that as long as the Company continues to perform in the top quartile, salaries and bonuses will be targeted at the 60th to the 75th percentile for all company executives. Should the Company's performance fall below that level, compensation targets will be adjusted downward. Annual bonuses vary with annual performance based upon earnings growth, return on investment and achievement of special Company goals as well as the Committee's judgment of overall performance.

     In 1998, the Company adopted the Incentive Plan which is administered by the Committee. The Committee has discretion to select executive officers to participate in the Incentive Plan in any given year. Executive officers selected to participate in the Incentive Plan would receive their annual bonuses, if any, for that year under the terms of the Incentive Plan instead of the Company's traditional bonus program. Mr. Reece is the only executive officer who participated in the Incentive Plan for 1998 and 1999. For 2000, Messrs. Reece, Burns, Herrmann, Pomeroy and Yochum will participate in the Incentive Plan.

     Long-Term Compensation: Dover's management, the Committee and the Board of Directors believe that tangible (cash) and intangible (stock) incentives should be provided to key management at each of the three levels within the Company (i.e., corporate, independent subsidiary and operating levels) over periods of time longer than one fiscal year, typically three years. Given the different levels and opportunities to impact Dover's long-term growth, and hence benefit Dover's stockholders, Dover has a long-term compensation program, the Performance Plan, which includes both stock-based awards and cash incentive awards.

     Only officers and executives who are in a position to affect materially the profitability and growth of the Company are eligible for stock options, restricted stock or cash incentive awards under the Performance Plan. Long-term awards under the Performance Plan are basically a "mix" of stock based and cash incentives, with operating management receiving a substantial percentage of their respective gain opportunity in the form of cash incentive awards, and the executive officers receiving a substantial portion of their opportunity in the form of stock based awards, usually stock options. Under the Performance Plan, the maximum award is calculated based on an individual's base salary, and in some cases, the most current annual cash bonus, which amount is then multiplied by pre-established factors to determine both the allocation of the award between cash and options and the value of the two. Once the value of the stock option grant is determined, the value is converted into a number of shares based on the fair market value of the Company's stock on the date of grant. The payout of cash incentive awards is conditional upon achievement of certain performance criteria over the three-year period commencing with the year of the award. For a discussion of the performance criteria with respect to cash incentive awards, see the Long-Term Incentive Plan Awards for Calendar Year 2000 table on page 8. The multiples for each award are set by the Committee. For the officers identified in the Summary Compensation Table, the cash incentive awards under the Performance Plan were based on multiples ranging from .20 to .45, and the number of shares granted was based on multiples ranging from .90 to 1.65. Cash incentive awards are made annually for the three-year performance period commencing in that year and prior awards are not considered by the Committee when current awards are made. Likewise, the number of shares that may be granted to each participant is not limited (except that the Plan itself limits the maximum grant to an individual in any given year to 600,000 options) and prior grants are not considered by the Committee when current grants are awarded, although a schedule of outstanding stock options for executive officers is reviewed by the Committee. The number of optionees in each annual grant averages just under one percent of the total number of Dover employees. The annual shares granted has averaged less than 1/2 of 1% of shares outstanding over the past five years and was also less than 1/2 of 1% in 1999. Dover expects that, except in cases of unusual need, shares acquired through options will be held by participants (or the participant's family members) for the duration of their employment with the Company.

B. CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee awarded Mr. Thomas L. Reece, Chief Executive Officer, a bonus of $1,100,000 for 1999, which was equal to 129.4% of his 1999 salary of $850,000. In addition, Mr. Reece was granted 85,280 option shares under the Performance Plan and a cash performance award of $411,070. The annual bonus amount was determined based upon: (a) outside independent compensation survey data, which places the compensation of Mr. Reece near the high end of the median range of the comparative group for companies of Dover's size; (b) the record sales and earnings achieved in 1999; (c) the general business environment during 1999; and (d) a subjective judgment factor which is the prerogative of the Committee. The first three factors were given the greatest weight by the Committee.

Compensation Committee: Richard K. Lochridge (Chairman)
                             Jean-Pierre M. Ergas
                             Kristiane C. Graham

                            STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              DOVER CORPORATION, S&P 500 INDEX & PEER GROUP INDEX

                           TOTAL STOCKHOLDER RETURNS
[TOTAL STOCKHOLDER RETURNS LINE GRAPH]

                                                       PEER GROUP                  DOVER CORP.                S&P 500 INDEX
                                                       ----------                  -----------                -------------
Dec-94                                                   100.00                      100.00                      100.00
Dec-95                                                   131.74                      145.13                      137.58
Dec-96                                                   172.02                      201.42                      169.17
Dec-97                                                   206.99                      291.62                      225.61
Dec-98                                                   232.10                      299.10                      290.09
Dec-99                                                   265.08                      374.82                      351.13

     This graph assumes $100 invested on December 31, 1994 in Dover Corporation common stock, the S&P 500 index and a peer group index. The peer index consists of the following public companies selected by the Company based on its assessment of businesses with similar industrial characteristics: Ametek Inc., Applied Power-CL A, Carlisle Cos. Inc., Cooper Industries Inc., Crane Co., Danaher Corp., Eaton Corp., Emerson Electric Co., Federal Signal Corp., Harnischfeger Industries Inc., Honeywell International, Inc., Hubbell Inc. CL B, Illinois Tool Works, Ingersoll-Rand Co., ITT Industries Inc., Minnesota Mining & Mfg., Parker-Hannifin Corp., Pentair Inc., Perkinelmer Inc., Tecumseh Products Co., TRW Inc., Tyco International Inc. and United Technologies Corp. Last year's peer group included AMP, Inc. which was acquired by Tyco International, Inc., E.
G. & G., which was acquired by Perkinelmer Inc. and Coltec Industries, Inc. which was purchased by B.F. Goodrich. This year, we have included Honeywell International, Inc., and Minnesota Mining & Mfg., because they are substantially in the same lines of business as the Company. General Electric, which historically had been included in the peer group, has not been included in this year's peer index based on the Company's assessment that while General Electric shares some similar industrial characteristics with the Company, its lines of business are too dissimilar from the Company's to warrant continued inclusion in the peer group.

     * Total return assumes reinvestment of dividends.

 2. RE-APPROVAL OF THE PERFORMANCE GOALS OF THE COMPANY'S 1995 CASH PERFORMANCE
                                    PROGRAM

     In 1995, the Company adopted the Performance Plan, which was approved by the Company's stockholders on April 25, 1995. One part of the Performance Plan is the 1995 Cash Performance Program (for purposes of this section of the proxy statement, the "Program"), the purpose of which is to compensate managerial and other key employees who contribute materially to the success of the Company and its subsidiaries. Since the Performance Plan including the Program was approved by the Company's stockholders, awards made under the Program are not subject to the $1 million tax deduction limit of Section 162(m) of the Internal Revenue Code (the "Code"). However, because the Company's Compensation Committee (the "Committee"), which administers the Program, has the authority to establish different targets under the performance goals of the Program, the performance goals must be re-approved by the Company's stockholders every five years in order for Program awards to continue to be qualified performance-based compensation, and not subject to the $1 million tax deduction limit, under Section 162(m).

     Stockholder re-approval of the performance goals requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting. In the event that stockholders do not re-approve the performance goals, the Company may still grant awards to eligible employees; however, the Company may not be entitled to a deduction on its federal income tax return in the case of some awards or, in the case of others, may only be entitled to a partial deduction.

     The Board of Directors recommends a vote FOR the re-approval of the performance goals under the 1995 Cash Performance Program.

                                    SUMMARY

     Participation in the Program is offered to salaried officers and other key employees of Dover and its subsidiaries who, in the opinion of the Committee, have major responsibility for the present and future success of Dover. The Board believes that the Program provides these key personnel with a long-range inducement to remain with Dover and to encourage them to increase their efforts to make Dover and its subsidiaries successful. The Program is administered by the Committee.

     The performance goals under the Program are (a) long-term earnings growth and (b) return on equity or investment. Under the Program, the Committee may grant a participant the opportunity to earn a cash performance payment based upon achieving certain financial results over a performance period of not less than three years, which results reflect real growth in long-term earnings and favorable return on investment. Performance parameters with respect to each performance period are pre-established by the Committee and must be based on one or more of the following factors, as they apply to the Company as a whole, to an independent subsidiary or to an operating company: earnings per share, operating earnings, return on equity, and return on investment. The actual payout amount is determined at the end of the performance measurement period and is equal to the award amount multiplied by a percentage which is derived from a combination of the performance goals and parameters described above. For a description of the performance matrix used for awards made in 2000 to the officers who are listed in the Summary Compensation Table, see note (1) and the accompanying discussion on pages 8 and 9.

     No participant may receive a cash performance payment greater than $2,000,000. A performance payment is made only upon certification by the Committee that the applicable performance target has been attained. The Committee has established that the maximum amount payable under the Program to participants in any individual company, or business unit, cannot exceed thirty percent of the average annual nominal earnings growth of that unit over a three-year period. The Committee, at its discretion, may alter or eliminate this maximum limit.

     The Committee has the discretion to decrease the amount payable upon the attainment of a performance target to take into account the effect of any unusual, non-recurring circumstance. It also has the discretion to increase the amount payable to take into account such effect only if such discretion would not adversely affect the compensation's status as "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

     In the event of a participant's normal retirement on or after age 65 (or at an earlier retirement date approved by the Committee and subject to non-compete requirements) and before performance payment is made, the participant will receive the full performance payment as if he/she had not retired. In the event of a participant's death, permanent disability, or (subject to non-compete requirements) approved termination of employment before the date of payment of an award, or in the event a participant otherwise ceases to be an employee (other than for cause) after the performance period but before the payment date, the participant will receive a prorated payment based on the number of months in the performance period during which he/she was employed. The termination of a participant's employment under any other circumstances will cancel his/her right to receive a cash performance payment.

                               OTHER INFORMATION

     The Board may amend the Program as it deems advisable, except that stockholder approval is required for any amendment that would otherwise cause the Program not to comply with Rule 16b-3 under the Exchange Act. The Committee may amend outstanding awards consistent with the Program if the amendment either does not impair the participant's rights or is agreed to by the participant.

                        FEDERAL INCOME TAX CONSEQUENCES

     The initial grant of a participation in the Cash Performance Program consisting of contingent future rights to cash after the completion of the performance measurement period will not result in taxable income to the individual at the time of the initial grant. At the time Dover pays a cash award, the amount of the cash will constitute compensation taxable to the individual as ordinary income, and Dover will be entitled to a deduction in computing its Federal income taxes for the year taxable to the individual, assuming that stockholder re-approval is obtained.

                                 PLAN BENEFITS

     The table below shows the Cash Performance payments to be made in the first quarter of 2000 and the Cash Performance awards made in February 2000. The benefits or amounts that will be awarded or paid after 2000 are not determinable at this time.

                                                       FEBRUARY 2000          FEBRUARY 2000 AWARDS
                        NAME                             PAYOUT(1)      TO BE PAID OUT IN FUTURE YEARS(2)
                        ----                           -------------    ---------------------------------
Thomas L. Reece......................................   $   427,442                $   411,070
  Chairman, President and Chief Executive Officer of
  Dover Corporation
Lewis E. Burns.......................................       875,770                    427,680
  Vice President of Dover; Director and President of
  Dover Industries, Inc.
Rudolf J. Herrmann...................................       191,536                    360,855
  Vice President of Dover; Director and President of
  Dover Resources, Inc.
John E. Pomeroy......................................       546,805                    452,183
  Vice President of Dover; Director and President of
  Dover Technologies, Inc.
Jerry W. Yochum......................................       667,984                    412,088
  Vice President of Dover; Director and President of
  Dover Diversified, Inc.
Executive Group......................................     2,989,386                  2,398,771
Non-Executive Director Group(3)......................          None                       None
Non-Executive Officer Employee Group.................    25,070,571                 13,063,336

---------------
(1) The payout amount is determined at the end of the three-year performance measurement period and is equal to the award amount multiplied by a percentage which is derived from a performance matrix, or table, which uses two performance parameters: (1)(a) real (inflation adjusted) growth in earnings per share, or (b) real growth in operating earnings; and (2)(a) return on equity, or (b) return on investment (ROI). Parameters (1)(a) and
    (2)a apply to Mr. Reece and other corporate officers, and parameters (1)(b) and (2)b apply to the other four listed officers and those participating officers at independent subsidiaries and operating companies.

(2) Awards are granted as described in the Summary Description of the Program above.

(3) Non-employee directors are not eligible to participate in the Program.

                                 MISCELLANEOUS

                                 OTHER MATTERS

     Management does not know of any other business to be taken up at the Meeting. If, however, any other business properly comes before the Meeting or any adjournments thereof, the persons named as proxies will vote the shares covered by a proxy in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The independent certified public accounting firm of PricewaterhouseCoopers LLP is the independent public accountant selected in August 1999 to audit the annual accounts of Dover and its subsidiaries for 2000. This firm also audited the financial statements for 1998 and 1999. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership of the Company's common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on copies of such reports provided to the Company, the Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 1999, except that Kristiane
C. Graham filed a late report of her initial statement of beneficial ownership of securities.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order for stockholder proposals to be included in Dover's proxy statement for the 2001 Annual Meeting, they must be received by Dover at its principal executive offices, 280 Park Avenue, New York, NY 10017 by November 18, 2000. All other stockholder proposals, including nominations for directors, must be received by Dover not less than 60 days or more than 90 days prior to the Meeting, which is tentatively scheduled for April 24, 2001.

Dated: March 17, 2000

                                          By authority of the Board of
                                          Directors,

                                          ROBERT G. KUHBACH
                                          Secretary

       PROXY                                 PROXY

                                DOVER CORPORATION


      PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 25, 2000.

      The undersigned hereby appoints Gary L. Roubos, Thomas L. Reece and Robert
G. Kuhbach, or any of them, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Wilmington, Delaware, on April 25, 2000 at 10:00 A.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof, revoking any proxy or proxies heretofore given. For participants in the Company's Retirement Savings Plan, this proxy will govern the voting of stock held for the account of the undersigned in the Plan.


IMPORTANT -- You now have the option of voting your shares by returning the enclosed proxy card or by voting by using a toll-free telephone number. On the reverse side of this proxy card are instructions on how to vote by telephone. If you vote by telephone, your vote will be recorded as if you mailed in your proxy card. If you vote by returning this proxy card, you must sign and date this proxy on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE.

PROXY              DOVER CORPORATION                  PROXY

2000  ANNUAL MEETING

    1. Election of Directors--     For   Withhold     For All (Except Nominee(s)
                                                      written below)

                                   All     All        _________________________

    Nominees: (01) D. H. Benson,

    (02) J-P. M. Ergas, (03) R. J. Fleming,

    (04) K. C. Graham, (05) J. L. Koley,

    (06) R. K. Lochridge, (07) T. L. Reece,

    (08) G. L. Roubos, and (09) M. B. Stubbs.



    2. To re-approve the performance goals for          For   Against   Abstain
        the Company's 1995 Cash Performance Program.

    3. To transact such other business as may           For   Against   Abstain
       properly come before the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


Please Sign Here and Return Promptly
      Signature (s) _______________________         Dated:_________, 2000

                    _______________________

   Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                              FOLD AND DETACH HERE
Control Number
_______________

                                VOTE BY TELEPHONE
                 CALL* * TOLL FREE * * ON A TOUCH TONE TELEPHONE
                                 1-877-587-0760
                    THERE is NO CHARGE to you for this call.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will be asked to enter a Control Number which is located in the box on the left side of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
Press 1.

      WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR
      VOTING.

OPTION # 2: If you choose to vote for each proposal separately, press 0. You will hear these instructions:

      Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

                    To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

      Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR
VOTING.
            IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY.